Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form F-3) and related prospectus of Cimatron Ltd. for the registration of its 6,620,310 ordinary shares. We also consent to the incorporation by reference therein of our report dated June 12, 2008 with respect to the consolidated financial statements of Cimatron Ltd. for the year ended December 31, 2007 included in the Annual Report Form 20-F for 2007 filed with the Securities and Exchange Commission.

Tel-Aviv, Israel	Brightman Almagor & Co.
September 15, 2008	A Member of Deloitte Touche Tohmatsu